Exhibit 99.1

NEWS BULLETIN	POINT.360 2701 MEDIA CENTER DRIVE LOS ANGELES, CA 90065 OCTQX: PTSX

FOR FURTHER INFORMATION:

AT THE COMPANY:

Alan Steel

Executive Vice President

(818) 565-1444

FOR IMMEDIATE RELEASE – LOS ANGELES, CA, July 9, 2015

POINT.360 ACQUIRES THE ASSETS OF MODERN VIDEOFILM

Point.360 (OTCQX: PTSX) ("Point.360" or the “Company”), a leading provider of integrated media management services, today announced that it had completed the purchase of assets formerly owned by Modern VideoFilm. The Company purchased the assets of Modern VideoFilm by issuing shares and warrants of the Company’s common stock. Additionally, the Company obtained a $6 million term loan facility to provide support for general corporate purposes.

As the result of this acquisition, the Company now becomes one of the largest independent providers of post-production services with an established client base comprising major studios, broadcast networks, cable outlets, streaming media companies, independent producers and others.

Haig S. Bagerdjian, the Company’s Chairman, President and Chief Executive Officer said: “Completion of the transaction greatly expands our operational and financial resources, client base and ability to respond to the industry’s evolving needs. The transaction includes a relationship with a new Point.360 shareholder and financial partner giving the Company significantly greater financial resources as we seek additional growth opportunities.”

With the acquisition of the assets and capabilities relating thereto, Point.360 is able to deliver a full range of post-production and rich media management services. The services include, but are not limited to, archival, closed captioning and subtitling, color correction, editing, encoding and transcoding, mastering, restoration, scanning, vaulting and worldwide physical and digital distribution, with recent credits including Modern Family, Game of Thrones, The Grand Budapest Hotel, Knight of Cups and The Book of Life.

About Point.360

Point.360 (PTSX) is a value add service organization specializing in content creation, manipulation and distribution processes integrating complex technologies to solve problems in the life cycle of Rich Media. With locations in greater Los Angeles, Point.360 performs high and standard definition audio and video post production, creates virtual effects and archives and distributes physical and electronic Rich Media content worldwide, serving studios, independent producers, corporations, non-profit organizations and governmental and creative agencies. Point.360 provides the services necessary to edit, master, reformat and archive clients’ audio and video content, including television programming, feature films and movie trailers. Point.360’s interconnected facilities provide service coverage to all major U.S. media centers. The Company also rents and sells DVDs, Blu-Ray and video games directly to consumers through its Movie>Q retail stores. See www.Point360.com and www.MovieQ.com.

Forward-looking Statements

Certain statements in Point.360 press releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding (i) the Company’s projected revenues, earnings, cash flow and EBITDA; (ii) planned focus on internal growth and acquisitions; (iii) reduction of facilities and actions to streamline operations; (iv) actions being taken to reduce costs and improve customer service and (v) new business and new acquisitions. Please also refer to the risk factors described in the Company’s SEC filings, including its annual reports on Form 10-K. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward-looking statements. In addition to the factors described in the Company’s SEC filings, the following factors, among others, could cause actual results to differ materially from those expressed herein: (a) lower than expected net sales, operating income and earnings; (b) less than expected growth; (c) actions of competitors including business combinations, technological breakthroughs, new product offerings and promotional successes; (d) the risk that anticipated new business may not occur or be delayed; (e) the risk of inefficiencies that could arise due to top level management changes and (f) general economic and political conditions that adversely impact the Company’s customers’ willingness or ability to purchase or pay for services from the Company. The Company has no responsibility to update forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.